UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

August 19, 2022

Research Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other Jurisdiction of Incorporation)

1-39256	11-3797644
(Commission File Number)	(IRS Employer Identification No.)

N/A

(Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	RSSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 19, 2022, the Compensation Committee of the Registrant’s Board of Directors (the “Compensation Committee”) adopted a long-term equity bonus program (the “LTEBP”) that is designed to better serve stockholder interests by aligning key executive compensation with stockholder value. Under the LTEBP, the Compensation Committee will grant under the Registrant’s 2017 Omnibus Incentive Plan, as amended, up to an aggregate of 2,200,000 restricted stock awards to designated key executives subject to vesting based on the performance of the Registrant’s stock price. Awards under the LTEBP will vest as follows, upon the 30-day volume weighted average price (VWAP) of the Registrant’s common stock reaching the following targets:

•	20% at a 30-day VWAP of $3.00 per share;
•	20% at a 30-day VWAP of $3.75 per share;
•	20% at a 30-day VWAP of $4.50 per share;
•	20% at a 30-day VWAP of $5.25 per share; and
•	20% at a 30-day VWAP of $6.00 per share.

Upon a change of control vesting will accelerate with respect to that portion of the award that would vest if the target 30-day VWAP was achieved at the level above the per share price in such change of control transaction. As a condition to receiving awards under the LTEBP, recipients will be required to hold at least 75% of all vested shares during the term of their employment, subject to applicable withholding. Applicable target 30-day VWAPs must be achieved within 5 years following the grant of awards under the LTEBP, and all unvested awards under the LTEBP will be forfeited upon expiration of such 5-year period. Recipients will also forfeit unvested awards in the event their service with the Registrant terminates for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: August 25, 2022	By:	/s/ William Nurthen
William Nurthen
Chief Financial Officer & Secretary

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